INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-69267) of Lincoln Heritage Corporation of our report dated March 11, 1998, appearing in the Annual Report on Form 10-K of Forever Enterprises, Inc. for the year ended December 31, 1999.

KILLMAN, MURRELL & COMPANY, P.C.
Dallas, Texas
March 30, 2000